NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT dated as of March 30, 2010 (this “Agreement”) is by and among TechniScan, Inc., a Delaware corporation (the “Issuer”), and each of the purchasers of the senior secured convertible promissory notes and warrants of the Issuer whose names are set forth on Exhibit A attached hereto (each a “Investor” and collectively, the "Investors”).

The parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF NOTES AND WARRANTS

Section 1.1 Purchase and Sale of Notes and Warrants. Upon the following terms and conditions, the Issuer shall issue and sell to the Investors, and the Investors shall purchase from the Issuer, severally and not jointly in accordance with Exhibit A, (i) secured convertible promissory notes in substantially the form attached hereto as Exhibit B-1 (the “First Lien Notes”), in the case of Biotex Pharma Investments LLC (the “Lead Investor”) and, to the extent purchasing Notes having an aggregate principal amount not in excess of $100,000, any other purchasers of First Lien Notes identified on Exhibit A (together with the Lead Investor, the "First Lien Investors”), or Exhibit B-2 (the “Second Lien Notes”), in the case of the other Investors (the “Second Lien Investors”) and (ii) warrants in substantially the form attached hereto as Exhibit C (the “Warrants”) for the purchase of shares of the Issuer’s common stock, par value $.001 per share (the “Common Stock”). The Issuer and the Investors are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

Section 1.2 Closing. The closing under this Agreement (the “Closing”) shall take place on March 30 , 2010 (the “Closing Date”) at the offices of Akerman Senterfitt LLP, 335 Madison Avenue, Suite 2600, New York, 10:00 a.m. New York time; provided, that all of the conditions set forth in Article IV hereof shall have been fulfilled or waived in accordance herewith. Subject to the terms and conditions of this Agreement, at the Closing the Issuer shall deliver or cause to be delivered to each Investor (x) Notes for the principal amount set forth opposite the name of such Investor on Exhibit A hereto and (y) Warrants to purchase such number of shares of Common Stock as is set forth opposite the name of such Investor on Exhibit A attached hereto. At the Closing, each Investor shall deliver funds equal to the principal amount set forth opposite its name on Exhibit A by check or wire transfer of immediately available funds to the Issuer.

Section 1.3 Conversion Shares /Warrant Shares. On an after the Closing Date, the Issuer shall reserve (and hereby covenants to continue to reserve), free of preemptive rights and other similar contractual rights, a number of its authorized but unissued shares of Common Stock equal to the total number of shares of Common Stock required for the conversion of the Notes and any interest accrued and outstanding thereon and exercise of the Warrants. Any shares of Common Stock issuable upon conversion of the Notes and any interest accrued and outstanding on the Notes are herein referred to as the “Conversion Shares”. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares”. The Notes, the Warrants, the Conversion Shares and the Warrant Shares are sometimes collectively referred to herein as the “Securities”.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Investors, as of the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a) Organization, Good Standing and Power. The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Issuer does not have any direct or indirect Subsidiaries or own securities of any kind in any other entity. The Issuer is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Issuer and/or any of its other Subsidiaries. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Issuer and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Issuer to perform any of its obligations under this Agreement or any of the Transaction Documents in any material respect; other than effects, conditions, circumstances or situations arising out of or resulting from (1) changes in the financial, banking or securities markets; (2) changes in United States generally accepted accounting principles; (3) changes in the Issuer’s general industry or the economy of the U.S. as a whole; or (4) adverse changes or effects arising from the announcement or consummation of the transactions contemplated hereby, provided, further, however, that changes set forth in clause (1), (2) and (3) above may be taken into account in determining whether there has been or is a Material Adverse Effect to the extent such changes have a materially disproportionate effect on the Issuer as compared to other participants in the industry in which the Issuer operates.

(b) Authorization; Enforcement. The Issuer has the requisite corporate power and authority to enter into and perform this Agreement, the Notes, the Warrants, the Registration Rights Agreement by and among the Issuer and the Investors dated as of the date hereof (the "Registration Rights Agreement”), the Security Agreement by and among the Issuer and the Lead Investor dated as of the date hereof (the “Security Agreement”), the Patent, Trademark and Copyright Security Agreement by and among the Issuer and the Lead Investor dated as of the date hereof (the “IP Security Agreement”), the Officer’s Certificate to be delivered by the Issuer, dated as of the Closing Date, substantially in the form of Exhibit D attached hereto (the "Officer’s Certificate”) and the Irrevocable Transfer Agent Instructions (as defined in Section 3.13 hereof) (collectively, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Issuer and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Issuer, its Board of Directors or stockholders is required. When executed and delivered by the Issuer, each of the Transaction Documents shall constitute a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock and the issued and outstanding shares of capital stock of the Issuer as of the Closing Date is set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock and any other outstanding security of the Issuer have been duly and validly authorized. Except as set forth on Schedule 2.1(c), no shares of Common Stock or any other security of the Issuer are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Issuer. There are no contracts, commitments, understandings, or arrangements by which the Issuer is or may become bound to issue additional shares of the capital stock of the Issuer or options, securities or rights convertible into shares of capital stock of the Issuer. The Issuer is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Issuer is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Issuer.

(d) Issuance of Securities. The Notes and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Notes shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares and Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Notes and Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Issuer, the performance by the Issuer of its obligations under the Notes and the consummation by the Issuer of the transactions contemplated hereby and thereby, and the issuance of the Securities as contemplated hereby, do not and will not (i) violate or conflict with any provision of the Issuer’s Certificate of Incorporation (the “Certificate”) or Bylaws (the "Bylaws”), each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Issuer is a party or by which the Issuer’s properties or assets are bound, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Issuer or by which any property or asset of the Issuer are bound or affected, or (iv) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Issuer under any agreement or any commitment to which the Issuer is a party or by which the Issuer is bound or by which any of its properties or assets are bound. The issuer is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Issuer under applicable state and federal securities laws, rules or regulations or any registration provisions provided in the Registration Rights Agreement).

(f) Commission Documents, Financial Statements. The Issuer has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”) during the previous 12 months. At the times of their respective filings, the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Issuer included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Issuer and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No event or circumstance has occurred or exists with respect to the Issuer or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Issuer but which has not been so publicly announced or disclosed.

(g) No Material Adverse Change. Since December 31, 2009, the Issuer has not experienced or suffered any Material Adverse Effect.

(h) No Undisclosed Liabilities. The Issuer has not incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Issuer’s business.

(i) Indebtedness. Schedule 2.1(i) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Issuer, or for which the Issuer has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Issuer’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. The Issuer is not in default with respect to any Indebtedness.

(j) Title to Assets. The Issuer has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances.

(k) Actions Pending. Except as set forth on Schedule 2.1(k), there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Issuer, threatened against the Issuer which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(k) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Issuer, threatened against or involving the Issuer or any of its properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Issuer or any officers or directors of the Issuer in their capacities as such.

(l) Compliance with Law. The business of the Issuer has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Issuer has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(m) Taxes. The Issuer has accurately prepared in all material respects and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Issuer for all current taxes and other charges to which the Issuer is subject and which are not currently due and payable. To the best of the Issuer’s knowledge, none of the federal income tax returns of the Issuer have been audited by the Internal Revenue Service. The Issuer has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Issuer for any period, nor of any basis for any such assessment, adjustment or contingency.

(n) Certain Fees. Except as set forth on Schedule 2.1(n) hereto, the Issuer has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(o) Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Investors by or on behalf of the Issuer in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading. Except for the transactions contemplated by this Agreement, the Issuer confirms that neither it nor any other person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. Within four business days of the Closing, the Issuer shall file a Form 8-K disclosing the material terms of the Transaction Agreements (the “Form 8-K”) such that following such filing the Investors will not possess any information that constitutes or might constitute material, nonpublic information.

(p) Intellectual Property. The Issuer owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict with the rights of others. All patent applications filed with the United States Patent and Trademark Office within 18 months prior to March 23, 2010 in which the Issuer has or is entitled or intended to have (by virtue of inventor assignments or otherwise) any rights are listed on Schedule 2.1(p).

(q) Environmental Compliance. The Issuer has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Issuer has all necessary governmental approvals required under all Environmental Laws as necessary for the Issuer’s business. The Issuer is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Issuer that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(r) Books and Records; Internal Accounting Controls. The records and documents of the Issuer and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Issuer, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Issuer. The Issuer is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuer has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Issuer and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Issuer in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Since the date of the most recent Commission Document disclosing an evaluation of internal controls over financial reporting, there have been no changes in the Issuer’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Issuer’s internal control over financial reporting.

(s) Transactions with Affiliates. Except as set forth on Schedule 2.1(s), there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Issuer or any of its customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Issuer or any person owning at least 5% of the outstanding capital stock of the Issuer or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

(t) Securities Act of 1933. The Issuer has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Issuer nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Issuer nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities. Neither the Issuer nor any person acting on its behalf has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Issuer for purposes of the Securities Act which would prevent the Issuer from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Issuer or any of its affiliates take any action or steps that would cause the offering of the Securities to be integrated with other offerings if to do so would prevent the Issuer from selling Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act or otherwise prevent a completed offering of Securities hereunder. The Issuer does not have any registration statement pending before the Commission or currently under the Commission’s review and since September 26, 2009, except as set forth on Schedule 2.1(t), the Issuer has not offered or sold any shares of its Common Stock or any equity securities or debt securities convertible into shares of Common Stock.

(u) Key Personnel. No officer, consultant or employee of the Issuer whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Issuer, has any present intention of terminating his or her employment or engagement with the Issuer.

(v) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis) and the declaration of the effectiveness of any registration statements filed by the Issuer pursuant to the Transaction Documents, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares and the Warrants, or for the performance by the Issuer of its obligations under the Transaction Documents.

Section 2.2 Representations and Warranties of the Investors. Each of the Investors hereby represents and warrants to the Issuer with respect solely to itself and not with respect to any other Investor as follows as of the date hereof and as of the Closing Date:

(a) Organization and Standing of the Investors. If the Investor is an entity, such Investor is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Each Investor has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by each Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Investor or its Board of Directors, stockholders, or partners, as the case may be, is required. When executed and delivered by the Investors, the other Transaction Documents shall constitute valid and binding obligations of each Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Acquisition for Investment. Each Investor is purchasing the Securities solely for its own account and not with a view to or for sale in connection with distribution. Each Investor does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition. Each Investor is an “accredited investor” (as defined in Rule 501 of Regulation D). Each Investor acknowledges that it (i) has such knowledge and experience in financial and business matters such that Investor is capable of evaluating the merits and risks of Investor’s investment in the Issuer and (ii) is able to bear the financial risks associated with an investment in the Securities.

(d) Rule 144. Each Investor understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Each Investor acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Investor has been advised that Rule 144 permits resales only under certain circumstances. Each Investor understands that to the extent that Rule 144 is not available, such Investor will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(e) General. Each Investor understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Securities. Each Investor understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities. Commencing on the date that the Investors were initially contacted regarding an investment in the Securities, none of the Investors has engaged in any short sale of the Common Stock and will not engage in any short sale of the Common Stock prior to the consummation of the transactions contemplated by this Agreement.

(f) No General Solicitation. Each Investor acknowledges that the Securities were not offered to such Investor by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Investor was invited by any of the foregoing means of communications. Each Investor, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(g) Certain Fees. The Investors have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

ARTICLE III

COVENANTS

Unless otherwise specified in this Section, for so long as any Notes have not been paid in full or converted in full and for so long as any Warrants remain unexercised, the Issuer covenants with each Investor as follows, which covenants are for the benefit of each Investor and their respective permitted assignees.

Section 3.1 Securities Compliance. The Issuer shall notify the Commission and applicable state securities regulators in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Investors, or their respective subsequent holders.

Section 3.2 Registration and Listing. The Issuer shall at all times remain subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act, cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act no later than October 1, 2010, comply in all respects with its reporting and filing obligations under the Exchange Act, comply with all requirements related to any registration statement filed pursuant to the Transaction Documents, not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act and, no later than October 1, 2010, cause to be available with respect to the Common Stock in each State of the United States an exemption from all blue sky and other trading limitations for secondary transactions and provide evidence thereof to any Investor upon request. The Issuer will take all action necessary to continue the listing or trading of its Common Stock at all times on at least one of the OTC Bulletin Board, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Select Market, the Nasdaq Capital Market or The New York Stock Exchange, Inc. If required, the Issuer will promptly file the “Listing Application” for, or in connection with, the issuance and delivery of the Conversion Shares and the Warrant Shares.

Section 3.3 Information Rights. The Issuer shall permit each Investor, upon two business days’ prior written notice and during normal working hours, for purposes reasonably related to such Investor’s interests as a Securityholder, to examine the publicly available, non-confidential records and books of account of, and visit and inspect the properties, assets, operations and business of the Issuer, and to discuss the publicly available, non-confidential affairs, finances and accounts of the Issuer with any of its officers, consultants, directors, and key employees. In addition, the Issuer shall (i) upon request confirm to each Investor that is selling any Conversion Shares or Warrant Shares that there is no material, non-public information regarding the Issuer that has not been disclosed in the applicable prospectus or a document incorporated by reference or deemed incorporated by reference therein and (ii) if any distribution of Conversion Shares or Warrant Shares is to be effected in an underwritten offering, or if an Investor is deemed by the Commission to be an underwriter in connection with the resale of any Conversion Shares or Warrant Shares, cause to be delivered to the underwriters or such Investor, as applicable, upon request, one or more customary “comfort letters” of the Issuer’s independent accountants and one or more legal opinions (including negative 10b-5 assurance) of the Issuer’s outside legal counsel and provide such underwriters or Investor, as applicable, with access to the Issuer’s records, books of account, assets, operations and business for purposes of conducting a due diligence investigation of the Issuer. Without limitation of Section 3.2, if the Issuer ceases to file its periodic reports with the Commission, the Issuer shall provide each Investor with (i) quarterly and annual financial statements of a scope and in accordance with a schedule comparable to the financial statement disclosure (including timeliness thereof) that would have been required for the Issuer to comply with the reporting requirements applicable to public companies and (ii) all other information concerning the Issuer and its business that is reasonably requested by such Investor.

Section 3.4 Compliance with Laws. The Issuer shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

Section 3.5 Keeping of Records and Books of Account. The Issuer shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Issuer, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.6 Other Agreements. The Issuer shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Issuer under any Transaction Document.

Section 3.7 Use of Proceeds. The proceeds from the sale of the Securities hereunder shall be used by the Issuer for general corporate purposes, including the continued development and deployment of the SVARA WBU system, general administrative purposes and expenses associated with its business. In no event shall the proceeds be used to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock.

Section 3.8 Disclosure of Material Information. The Issuer covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Investor or its agents or counsel with any information that the Issuer believes constitutes material non-public information except as otherwise required by Section 3.3, in which event the Issuer shall identify any such material non-public information prior to disclosure to any Investor. The Issuer understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Issuer. In the event of any disclosure of material non-public information pursuant to Section 3.3 or in the event of a breach of the foregoing covenant by the Issuer or any of its officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Issuer shall publicly disclose any material, non-public information in a Form 8-K within four (4) business days of the date that it discloses such information to any Investor (or, with the consent of such Investor, in the applicable Registration Statement (as defined in the Registration Rights Agreement)). In the event that the Issuer discloses any material, non-public information to a Investor and fails to make public disclosure in accordance with the above, an Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Issuer or any of its officers, directors, employees or agents. No Investor shall have any liability to the Issuer or any of its officers, directors, employees, stockholders, agents or affiliates for any such disclosure.

Section 3.9 Pledge of Securities. The Issuer acknowledges that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of the Securities shall be required to provide the Issuer with any notice thereof or otherwise make any delivery to the Issuer pursuant to this Agreement or any other Transaction Document; provided that an Investor and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. At the Investors’ expense, the Issuer hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

Section 3.10 Amendments. The Issuer shall not amend or waive any provision of the Certificate or Bylaws of the Issuer in any way that would adversely affect exercise rights, voting rights (to the extent applicable), conversion rights, prepayment rights or redemption rights of the holder of the Notes or the Warrants.

Section 3.11 Distributions. So long as any Notes remain outstanding, the Issuer agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock (or security convertible into or exercisable for Common Stock) or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Issuer.

Section 3.12 Reservation of Shares. So long as any of the Notes or Warrants remain outstanding, the Issuer shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, one hundred percent (100%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

Section 3.13 Transfer Agent Instructions. (a) The Issuer shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Investor or its respective nominee(s), for the Conversion Shares and the Warrant Shares (or, to the extent specified by such Investor in accordance with the terms of a Note or Warrant, deliver such shares via the Deposit Withdrawal Agent Commission System) in such amounts as are specified from time to time by each Investor to the Issuer upon conversion of the Notes or exercise of the Warrants in the form of Exhibit E attached hereto (the “Irrevocable Transfer Agent Instructions”). The Issuer warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.13 will be given by the Issuer to its transfer agent except as otherwise contemplated by the Transaction Documents or consented to by the Lead Investor and that the Conversion Shares and Warrant Shares shall otherwise be freely transferable on the books and records of the Issuer as and to the extent provided in the Transaction Documents.

(b) The Issuer covenants that it will take such action as the Investors may reasonably request to the extent required from time to time to enable the Investors to sell the Securities without registration under the Securities Act within the limitations of Rule 144 promulgated under the Securities Act. Without limitation, the Issuer shall instruct its transfer agent to remove any legends from certificates for Conversion Shares and/or Warrant Shares eligible to be sold under Rule 144 and issue such unlegended certificates to the transferee, and shall cause to be provided to such transfer agent (at the Issuer’s expense) any opinion of counsel and/or Issuer certification required in order for such transfer agent to comply with such instructions, within three (3) Trading Days of such Investor’s request so long as such Investor has provided a customary representation letter to the Issuer that provides a reasonable basis to conclude, to the extent such conclusion is dependent upon matters to be confirmed by the Investor, that such Conversion Shares and/or Warrant Shares can be sold pursuant to Rule 144. Upon the request of an Investor, the Issuer shall deliver to such Investor a written certification of a duly authorized officer as to whether it has complied with the requirements of Rule 144.

(c) In addition, the Issuer will provide, at the Issuer’s expense, such transfer agent instructions and legal opinions in the future as are reasonably necessary for the issuance and resale of the Conversion Shares and the Warrant Shares pursuant to any effective registration statement or any exemption from registration pursuant to which an Investor proposes to sell securities within three (3) Trading Days of an Investor’s request. Furthermore, if a registration statement is in effect covering the sale of any Conversion Shares or Warrant Shares, or if any Conversion Shares or Warrant Shares are eligible for sale pursuant to Rule 144 without regard to volume limitations, manner-of-sale restrictions or current public information requirements, the Issuer will instruct its transfer agent to remove any legends from certificates for such Conversion Shares or Warrant Shares and issue such unlegended certificates to the Investor (or the transferee if in connection with a transfer) and shall cause to be provided to such transfer agent (at the Issuer’s expense) any opinion of counsel and/or Issuer certification required in order for such transfer agent to comply with such instructions, within three (3) Trading Days of such Investor’s request.

(d) The Issuer acknowledges that a breach by it of its obligations under this Section 3.13 will cause irreparable harm to the Investors by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Issuer acknowledges that the remedy at law for a breach of its obligations under this Section 3.13 will be inadequate and agrees, in the event of a breach or threatened breach by the Issuer of the provisions of this Section 3.13, that the Investors shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Nothing in this Section 3.13 shall restrict the Issuer from changing transfer agents if it desires to do so so long as it complies with the Issuer’s obligations under this Section 3.13, and otherwise under the Transaction Documents, in relation to the new transfer agent.

Section 3.14 Form S-1 Eligibility; Opinions. The Issuer currently meets, and will take all necessary action to continue to meet, the “registrant eligibility” and transaction requirements set forth in the general instructions to Form S-1 applicable to “resale” registrations on Form S-1 during the Effectiveness Period (as defined in the Registration Rights Agreement) and the Issuer shall file all reports required to be filed by the Issuer with the Commission in a timely manner so as to maintain such eligibility for the use of Form S-1.

Section 3.15 Acquisition of Assets; Formation of Subsidiaries. For so long as any Note is outstanding, in the event the Issuer acquires any assets or other properties, such assets or properties shall constitute a part of the Collateral (as defined in the Security Agreement) and the Issuer shall take all action necessary to perfect the Investors’ security interests in such assets or properties pursuant to the Security Agreement. Without limitation of the foregoing, if the Issuer forms a Subsidiary, the Issuer shall as promptly as practicable (i) enter into any supplement to the Security Agreement (including any freestanding pledge agreement) and take all other actions requested by the Lead Investor to perfect the security interests of the Investors in the ownership interests of the Subsidiary held by the Issuer or any other Subsidiary, (ii) cause such Subsidiary to enter into any supplement to the Security Agreement (including any freestanding pledge agreement) and take all other actions requested by the Lead Investor to perfect the security interests of the Investors in the assets and other properties of such Subsidiary and (iii) cause such Subsidiary to enter into a guaranty of the Transaction Documents in form and scope satisfactory to the Lead Investor.

Section 3.16

Subsequent Financings.

(a) For so long as any Notes remain outstanding and until the second anniversary of the Closing, if later), the Issuer covenants and agrees to promptly notify (in no event later than five (5) business days after making or receiving an applicable offer) in writing (a “Rights Notice”) the Investors of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party (a “Subsequent Financing”), of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including convertible debt securities (collectively, the “Financing Securities”). The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the proposed closing date of the Subsequent Financing, which shall be within thirty (30) calendar days from the date of the Rights Notice, and all of the material terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith. The Rights Notice shall provide each Investor an option (the “Rights Option”) during the ten (10) Trading Days following delivery of the Rights Notice (the “Option Period”) to inform the Issuer whether such Investor will purchase up to such Investor’s pro rata share of the securities in such Subsequent Financing in accordance with such terms and conditions. If any Investor elects not to participate in such Subsequent Financing, the other Investors may take up all or any portion of such Investor’s pro rata share so long as the participation in the aggregate of all Investors does not exceed the aggregate pro rata shares of all Investors. For purposes of this Section, all references to “pro rata” means, for any Investor electing to participate in such Subsequent Financing, the percentage obtained by dividing (x) the principal amount of the Notes purchased by such Investor at the Closing by (y) the total principal amount of all of the Notes purchased by all of the Investors at the Closing. Delivery of any Rights Notice constitutes a representation and warranty by the Issuer that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, including to provide additional compensation to any party participating in any proposed Subsequent Financing, any type of reset or adjustment of a purchase or conversion price or any agreement to issue additional securities at any time after the closing date of a Subsequent Financing. If the Issuer does not receive notice of exercise of the Rights Option from the Investors within the Option Period, the Issuer shall have the right to close the Subsequent Financing with a third party; provided that all of the material terms and conditions of the closing are substantially the same as those provided to the Investors in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur within 30 days from the end of the Option Period, any closing of the contemplated Subsequent Financing shall be subject to all of the provisions of this Section 3.16(a), including, without limitation, the delivery of a new Rights Notice. The provisions of this Section 3.16(a) shall not apply to issuances of securities in a Permitted Financing.

(b) For purposes of this Agreement, a “Permitted Financing” shall mean (1) issuances of shares of Common Stock or options to employees, officers, directors or consultants of the Issuer pursuant to any stock or option plan duly adopted by a majority of the independent, non-employee members of the Board of Directors of the Issuer or a majority of the members of a committee of independent, non-employee directors established for such purpose; (2) issuances of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities (including the Notes and Warrants issued to the Investors pursuant to this Agreement); and (3) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the independent, disinterested directors, but not including a transaction with an entity whose primary business is investing in securities or a transaction the primary purpose of which is to raise capital.

(c) So long as the Notes are outstanding and the Issuer has not completed a Qualified Financing, the Issuer shall not without the consent of the Lead Investor enter into any Subsequent Financing that is not a Qualified Financing (as defined in the Notes), provided that the Issuer may, without the consent of the Lead Investor, sell up to an additional $1.15 million in Second Lien Notes (for a total of $3.0 million in Notes including the $1.85 million in Notes being sold on the date hereof), with accompanying Warrants, on the terms set forth herein and in the other Transaction Documents.

Section 3.17 Variable Rate Securities. For so long as any Notes have not been paid in full or converted in full, notwithstanding whether or not an issuance of securities is a Permitted Financing, the Issuer shall not issue or sell, or agree to issue or sell Variable Equity Securities (as defined below) other than the Notes (the “Variable Equity Securities Lock-Up”), without obtaining the prior written approval of the Lead Investor, with the exception of any such agreements or transactions that (x) exist as of the date hereof and (y) are not amended or modified after the date hereof. For purposes hereof, the following shall be collectively referred to herein as, the “Variable Equity Securities”: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Issuer’s Common Stock since date of initial issuance, or (B) any amortizing convertible security which amortizes prior to its maturity date, where the Issuer is required to or has the option to (or the investor in such transaction has the option to require the Issuer to) make such amortization payments in shares of Common Stock (whether or not such payments in stock are subject to certain equity conditions), or (C) any transaction involving a written agreement between the Issuer and an investor or underwriter whereby the Issuer has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula.

ARTICLE IV

CONDITIONS

Section 4.1 Conditions Precedent to the Obligation of the Issuer to Close and to Sell the Securities. The obligation hereunder of the Issuer to close and issue and sell the Securities to the Investors at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Issuer’s sole benefit and may be waived by the Issuer at any time in its sole discretion.

(a) Accuracy of the Investors’ Representations and Warranties. The representations and warranties of each Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Investors. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investors at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price. The Purchase Price for the Securities shall have been delivered to the Issuer on the Closing Date.

(e) Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Investors to the Issuer.

Section 4.2 Conditions Precedent to the Obligation of the Investors to Close and to Purchase the Securities. The obligation hereunder of the Investors to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Investors’ sole benefit and may be waived by the Lead Investor at any time in its sole discretion (and without liability to any other Investor), provided that the condition in (g) below may only be waved by the Investors severally.

(a) Accuracy of the Issuer’s Representations and Warranties. Each of the representations and warranties of the Issuer in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Issuer. The Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Issuer at or prior to the Closing Date.

(c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Investor, makes it impracticable or inadvisable to purchase the Securities.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Issuer, or any of the officers, directors or affiliates of the Issuer seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Opinion of Counsel. The Investors shall have received an opinion of counsel to the Issuer, dated the date of the Closing, substantially in the form of Exhibit F hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Investors.

(g) Notes and Warrants. At or prior to the Closing, the Issuer shall have delivered to the Investors the Notes (in such denominations as each Investor may request) and the Warrants (in such denominations as each Investor may request).

(h) Secretary’s Certificate. The Issuer shall have delivered to the Investors a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Issuer executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(i) Officer’s Certificate. On the Closing Date, the Issuer shall have delivered to the Investors a certificate signed by an executive officer on behalf of the Issuer, dated as of the Closing Date, confirming the accuracy of the Issuer’s representations, warranties and covenants as of such Closing Date and confirming the compliance by the Issuer with the conditions precedent set forth in paragraphs (a)-(e) and (k) of this Section 4.2 as of the Closing Date (provided that, with respect to the matters in paragraphs (d) and (e) of this Section 4.2, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

(j) Other Transaction Documents. As of the Closing Date, all other the Transaction Documents (including the confession of judgment contemplated by the Security Agreement) shall have been duly executed and delivered by the Investors to the Issuer.

(k) Material Adverse Effect. No Material Adverse Effect shall have occurred.

(l) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and executed by the Issuer’s transfer agent, and delivered to the Lead Investor’s counsel to be held in escrow pending the Closing.

(m) Minimum Investment. Investors with investments hereunder aggregating at least $1.85 million shall have tendered performance at the Closing.

(n) UCC Financing Statements. The Issuer shall have pre-filed all UCC financing statements in form and substance satisfactory to the Investors at the appropriate offices (including without limitation the United States Patent and Trademark Office) to create a valid and perfected security interest in the Collateral (as defined in the Security Agreement) and provided evidence of such filing to the Investors.

ARTICLE V

CERTIFICATE LEGEND

Section 5.1 Legend. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS DOCUMENT [AND THE SHARES ISSUABLE UPON CONVERSION/EXERCISE THEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM AS CONFIRMED BY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID SECURITIES ACT, PROVIDED THAT NO SUCH OPINION WILL BE REQUIRED IN CONNECTION WITH A SALE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT IF THE HOLDER PROVIDES TO THE ISSUER A CUSTOMARY REPRESENTATION LETTER. HEDGING TRANSACTIONS INVOLVING THOSE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

The Issuer agrees to issue or reissue, or cause to be issued or reissued, certificates representing any of the Conversion Shares and the Warrant Shares without the legend set forth above under the circumstances described in Section 3.13.

ARTICLE VI

INDEMNIFICATION

Section 6.1 General Indemnity. (a) The Issuer agrees to indemnify and hold harmless the Investors (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Investors (and such persons) as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Issuer in the Transaction Documents.

(b) Each Investor agrees, severally and not jointly, to indemnify and hold harmless the Issuer and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Issuer (and such persons) as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Issuer in Section 2.2 of this Agreement.

Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification obligations to defend the indemnified party required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Issuer shall pay all actual and reasonable attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) incurred by the Lead Investors in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and the transactions contemplated thereunder, which payment shall be made at Closing and shall equal $50,000 (which payment may be withheld from the amount delivered to the Issuer by the Lead Investor on Closing). In addition, the Issuer shall pay all reasonable fees and expenses incurred by the Investors in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses.

Section 7.2 Specific Performance. The Issuer and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

Section 7.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Issuer nor any Investor make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Issuer and the Lead Investor. Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon each Investor (and their permitted assigns) and the Issuer.

Section 7.4 Notices. All notices and other communications required or permitted hereunder or under the other Transaction Documents will be in writing and: (i) delivered personally by hand or a nationally-recognized overnight courier; (ii) mailed by registered or certified mail (postage prepaid), return receipt requested; (iii) sent via facsimile; or (iv) sent via email delivery of a “.pdf” format data file to the appropriate party. If the notice or communication is to an investor, it will be delivered to such address as indicated on such Investor’s signature pages hereto or to such other address as such Investor will have furnished to Issuer in writing, with a copy, in the case of the Lead Investor, to Akerman Senterfitt LLP, 335 Madison Avenue, New York, New York 10017, Fax: (212) 880-8965, Attention: Kenneth G. Alberstadt, Esq., Email: kenneth.alberstadt@akerman.com. If the notice or communication is to the Issuer, it will be delivered to: TechniScan, Inc., a Delaware corporation located at 3216 South Highland Drive, Suite 200, Salt Lake City, Utah 84106, Fax: (801) 747-1099, Attn: Dave Robinson, Email: drobinson@techniscanmedical.com, or to such other address as the Issuer will have furnished to Subscriber in writing. All such notices and other written communication will be effective: (x) if delivered personally or mailed, upon delivery; and (y) if sent via facsimile or via email delivery of “.pdf” format data file, upon confirmation of receipt.

Section 7.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. The Investors may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Issuer.

Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, except as set forth in Article VI, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9 Certain Disputes. In the case of a dispute as to the determination of the VWAP or the arithmetic calculation of the Conversion Price (as such terms are defined in the Notes) or the Warrant Price (as defined in the Warrants), any adjustment to the Conversion Price or the Warrant Price or the number of shares issuable upon exercise of the Warrants, the arithmetic calculation of any liquidated damages amount, interest or dividend, or any redemption price, redemption amount, adjusted Conversion Price, or similar calculation, or as to whether a subsequent issuance of securities is prohibited under the Transaction Documents or would lead to an adjustment to the Conversion Price, the Warrant Price or the number of shares issuable upon exercise of the Warrants, the Issuer shall submit the disputed determinations or arithmetic calculations via facsimile or email within five (5) business days of receipt, or deemed receipt, of the Conversion Notice, exercise notice, redemption notice, default notice or other event giving rise to such dispute, as the case may be, to the Lead Investor. If the Lead Investor and the Issuer are unable to agree upon such determination or calculation within five (5) business days of such disputed determination or arithmetic calculation being submitted to the Lead Investor, then the Issuer shall, within three (3) business days from the end of such five (5) business day period submit via facsimile (a) the disputed determination of the VWAP to an independent, nationally or regionally recognized investment bank selected by the Issuer and approved by the Lead Investor, which approval shall not be unreasonably withheld, (b) the disputed arithmetic calculation of the Conversion Price, adjusted Conversion Price, Warrant Price, adjusted Warrant Price, number of securities issuable upon exercise of the Warrants or any redemption price, redemption amount or default amount to an independent, nationally or regionally recognized accounting firm selected by the Issuer and approved by the Lead Investor, which approval shall not be unreasonably withheld, or (c) the disputed facts regarding whether a subsequent issuance of securities is prohibited hereunder or would lead to an adjustment to the Conversion Price (or any of the other above described facts not expressly designated to the investment bank or accountant), to an expert attorney from a nationally recognized outside law firm (having at least 100 attorneys and having with no prior relationship with the Issuer) selected by the Issuer and approved by the Lead Investor, which approval shall not be unreasonably withheld.  The Issuer, at the Issuer’s expense, shall cause the investment bank, the accountant, the law firm, as the case may be, to perform the determinations or calculations and notify the Issuer and the Lead Investor of the results no later than ten (10) business days from the time it receives the disputed determinations or calculations. Such investment bank’s, accountant’s or attorney’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The calculation of liquidated damages shall not be tolled during the pendency of the foregoing procedures. Nothing in this Section 7.9 shall prevent any party from seeking provisional remedies in relation to such dispute to the extent that such remedies may be available as a matter of law.

Section 7.10 Governing Law; Jurisdiction. This Agreement and each of the other Transaction Documents shall be governed by and construed in accordance with the laws of the State of Delaware applied to contracts to be performed wholly within the State of Delaware, without regard to conflicts of laws principles. Any judicial proceeding brought against the Issuer with respect to Agreement or any other Transaction Document or any related agreement may be brought in any court located in the County and State of Delaware, United States of America, and, by execution and delivery of Agreement or any other Transaction Document, The Issuer accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with Agreement or any other Transaction Document. The Issuer hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to The Issuer at its address set forth in the Note Purchase Agreement and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of an Investor to bring proceedings against The Issuer in the courts of any other jurisdiction. The Issuer waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by The Issuer against an Investor involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with Agreement or any other Transaction Document or any related agreement, shall be brought only in a federal or state court located in the City of Delaware, State of Delaware. The Issuer and the Investors hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR NOTE EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.11 Survival. The representations and warranties of the Issuer and the Investors shall survive the execution and delivery hereof and the Closing until the second anniversary of the Closing Date.

Section 7.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 7.13 Publicity. The Issuer agrees that it will not disclose, and will not include in any public announcement, the names of the Investors without the consent of the Investors, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, including without limitation any disclosure pursuant to the Registration Statement, and then only to the extent of such requirement. Notwithstanding the foregoing, the Investors consent to being identified in any filings the Issuer makes with the Commission to the extent required by law or the rules and regulations of the Commission.

Section 7.14 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.15 Further Assurances. From and after the date of this Agreement, upon the request of the Investors or the Issuer, the Issuer and each Investor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents

Section 7.16 Lead Investor.

(a) Appointment. Each Investor hereby appoints the Lead Investor as the Collateral Agent under the Security Agreement and the IP Security Agreement (collectively, the “Security Documents”) and each Investor authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Security Documents as are delegated to the Collateral Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Investor hereby authorizes the Collateral Agent to execute and deliver, and to perform its obligations under, each of the documents to which the Collateral Agent is a party relating to security for the obligations under the Notes, to exercise all rights, powers and remedies that the Collateral Agent may have under such Security Documents and, in the case of the Security Documents, to act as agent for the Investors under such Transaction Documents. The Collateral Agent shall not be required to exercise any discretion or take any action during such time as the First Lien Notes are outstanding other than upon the instructions of First Lien Investors holding at least 51% of the aggregate amount of the First Lien Notes then outstanding (even if the Collateral Agent holds such requisite amount of First Lien Notes), but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of First Lien Investors holding at least 51% of the aggregate amount of the First Lien Notes then outstanding, and such instructions shall be binding upon all Investors; provided, however, that the Collateral Agent shall not be required to take any action that (i) the Collateral Agent in good faith believes exposes it to personal liability unless the Collateral Agent receives an indemnification satisfactory to it in its sole discretion from the Investors with respect to such action or (ii) is contrary to this Agreement or applicable law. Upon the repayment or conversion in full of all First Lien Notes, the Collateral Agent shall not be required to exercise any discretion or take any action other than upon the instructions of Investors holding at least 51% of the aggregate amount of the Notes then outstanding, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Investors holding at least 51% of the aggregate amount of the Notes then outstanding, and such instructions shall be binding upon all Investors; provided, however, that the Collateral Agent shall not be required to take any action that (i) the Collateral Agent in good faith believes exposes it to personal liability unless the Collateral Agent receives an indemnification satisfactory to it in its sole discretion from the Investors with respect to such action or (ii) is contrary to this Agreement or applicable law. Except as aforesaid, the Collateral Agent shall not be required to take any action to enforce the Security Documents or to realize upon any Collateral (as defined in the Security Documents).

(b) Duties are Administrative in Nature. In performing its functions and duties under the Security Documents and the other documents required to be executed or delivered in connection therewith, the Collateral Agent is acting solely on behalf of the Investors and its duties are entirely administrative in nature. The Collateral Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein. The Collateral Agent may perform any of its duties under any Security Document by or through its agents or employees. The Collateral Agent shall not be responsible in any manner to any Investor for the effectiveness, enforceability, genuineness, validity or due execution of the Notes, the Security Documents or any certificate, report, financial statement or other document issued under or in connection with any thereof or be under any obligation to any Investor to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions thereof on the part of the Issuer. The Collateral Agent shall be entitled to rely on any letter, statement or other document believed by it to be genuine and correct and to have been signed and sent by the proper person or persons and, in respect of legal matters, upon the opinion of counsel selected by the Collateral Agent.

(c) No Liability. None of the Collateral Agent, any of its affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with the Security Documents, except for its, his, her or their own gross negligence or willful misconduct.

(d) Investigation. Each Investor acknowledges that it shall, independently and without reliance upon the Collateral Agent or any other Investor conduct its own independent investigation of the financial condition and affairs of the Issuer in connection with the issuance of the Securities. Each Investor also acknowledges that it shall, independently and without reliance upon the Collateral Agent or any other Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Transaction Documents.

(e) Indemnification. Each Investor agrees to indemnify the Collateral Agent and each of its affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Issuer), from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Collateral Agent or any of its affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of the Security Documents or any action taken or omitted by the Collateral Agent under the Security Documents or the document related thereto; provided, however, that no Investor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent’s or such Affiliate’s gross negligence or willful misconduct. Without limitation of the foregoing, each Investor agrees to reimburse the Collateral Agent in the amount of such Investor’s pro rata share (based on the original principal amounts of the Notes acquired hereunder) for all expenses (including counsel fees) incurred by the Collateral Agent in connection with the administration of the Collateral and the enforcement of the Security Documents to the extent that the Collateral Agent is not reimbursed for such expenses by the Issuer.

(f) Resignation. The Collateral Agent may resign at any time by giving written notice thereof to the Issuer. The Issuer shall notify the Investors promptly of such resignation. Upon any such resignation, the Investors shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Investors, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent’s giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Investors, appoint a successor Collateral Agent, selected from among the Investors. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, such successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Transaction Documents and any other documents required to be executed or delivered in connection therewith. Prior to any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Transaction Documents. After such resignation, the retiring Collateral Agent shall continue to have the benefit of this Agreement as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement, the Security Documents and any other documents required to be executed or delivered in connection therewith.

(g) Binding. Each Investor agrees that any action taken by the Collateral Agent in accordance with the provisions of this Agreement or of the other document relating thereto, and the exercise by the Collateral Agent or the Investors of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Investors.

(h) Releases. Each of the Investors hereby directs, in accordance with the terms hereof, the Collateral Agent to release (or in the case of clause (ii) below, release or subordinate) any Lien held by the Collateral Agent for the benefit of the Investors against any of the following: (i) all of the Collateral upon payment and satisfaction in full of all obligations under the Notes and all other obligations under the Transaction Documents that the Collateral Agent has been notified in writing are then due and payable; (ii) any assets that are subject to a Lien; and (iii) any part of the Collateral sold or disposed of by the Issuer if such sale or disposition is permitted by this Agreement and the other Transaction Documents (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement and the other Transaction Documents). Each of the Investors hereby directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 7.15 promptly upon the effectiveness of any such release.

(i) Lead Investor Instructions. The Lead Investor in its capacity as such is entitled to make or participate in certain decisions or exercise certain consent rights, alone or together with the Issuer, as to matters specified in the Transaction Documents. Each Investor acknowledges that the Lead Investor shall have no obligation or liability whatsoever to the other Investors with respect to any such decision or consent, or as a result of failing to make any such decision or consent. If the Lead Investor notifies the Issuer that it does not intend to take any action with respect to any such decision or consent, the Issuer shall permit such decision or consent to be made or exercised by holders of a majority in principal amount of the outstanding Notes or, if no Notes shall be outstanding, by a majority in interest of the holders of Warrants, in each case excluding the Lead Investor.

Section 7.17 Representation of Lead Investor. It is acknowledged by the Issuer and each Investor that the Lead Investor has retained Akerman Senterfitt LLP to act as its counsel in connection with the transactions contemplated by the Transaction Documents and that Akerman Senterfitt LLP has not acted as counsel for any Investor, other than the Lead Investor, in connection with the transactions contemplated by the Transaction Documents and that none of such Investors has the status of a client for conflict of interest or any other purposes as a result thereof.

Section 7.18 Subordination; Intercreditor Arrangements.

(a) Any and all claims of each Second Lien Investor against the Issuer in respect of the Second Lien Notes or the indebtedness represented thereby, now or hereafter existing, are, and shall be at all times, subject and subordinate to any and all claims, now or hereafter existing which the First Lien Investors may have against the Issuer in respect of the First Lien Notes or the indebtedness represented thereby.

(b) Without limitation of Section 7.18(a):

(i) All collateral subject to the liens and security interests of the Security Documents (the “Collateral”) shall be held by the Collateral Agent on behalf of and for the benefit of the Noteholders as hereinafter provided in this Agreement. Any proceeds received by the Collateral Agent from the collection, foreclosure, sale or other disposition of or any other realization whatsoever on any of the Collateral and any other proceeds received by the Collateral Agent pursuant to the terms hereof or of the Security Documents, including, without limitation, insurance proceeds, shall be applied by the Collateral Agent as follows: FIRST, to the payment of all costs and expenses of the Collateral Agent incurred in connection with the collection of such proceeds or the protection of the rights and interests of the Collateral Agent; SECOND, to the payment of (A) accrued and unpaid interest on the First Lien Notes, (B) the unpaid principal amount of the First Lien notes and (C) all liquidated damages and other amounts of any kind or nature whatsoever due with respect to the First Lien Notes, until the indebtedness evidenced by the First Lien Notes and all other obligations under the Transaction Documents with respect to the First Lien Notes are irrevocably paid in full (collectively, the “First Lien Note Obligations”); THIRD, to the payment of (A) accrued and unpaid interest on the Second Lien Notes, (B) the unpaid principal amount of the Second Lien notes and (C) all liquidated damages and other amounts of any kind or nature whatsoever due with respect to the Second Lien Notes, until the indebtedness evidenced by the Second Lien Notes and all other obligations under the Transaction Documents with respect to the Second Lien Notes are irrevocably paid in full (collectively, the “Second Lien Note Obligations” and, together with the First Lien Note Obligations, the “Obligations”); and FOURTH, the balance, if any, shall be paid to the Company or to or as directed by a court of competent jurisdiction.

(ii) Each Second Lien Investor agrees that (A) if at any time such Second Lien Investor receives the proceeds of any Collateral (other than through application by the Collateral Agent in accordance with Section 7.18(b)(i)), such Second Lien Investor shall promptly turn the same over to the Collateral Agent for application in accordance with Section 7.18(b)(i); and (B) such Second Lien Investor will not take or cause to be taken any action, including, without limitation, the commencement of any legal or equitable proceedings, the purpose of which is or could be to give such Second Lien Investor any preference or priority against the First Lien Investors with respect to the Collateral. Each Investor acknowledges that the Collateral Agent, as the secured party under the Security Documents, shall have the sole right to exercise remedies with respect to the Collateral. Nothing contained in this Agreement shall prevent any Investor (without limitation of the subordination provisions set forth above and the right of the Collateral Agent to exercise exclusive control over remedies against the Collateral) from taking or causing to be taken any action to accelerate the maturity of the Obligations owing to it under any Note or from waiving any default thereunder and, except as otherwise expressly set forth in the Transaction Documents with respect to the Lead Investor, no such action or waiver shall affect the rights of the other Investors against the Issuer.

(iii) In case of any assignment for the benefit of creditors by the Issuer or in case any proceedings under the United States Bankruptcy Code are instituted by or against the Issuer, or in case of the appointment of any receiver for the Issuer’s business or assets, or in case of any dissolution or winding up of the affairs of the Issuer: (i) the Issuer and any assignee, trustee in bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to the Collateral Agent the full amount of the First Lien Note Obligations and Second Lien Note Obligations for allocation by the Collateral Agent in accordance with the foregoing provisions of this Section 7.18. Insofar as may be necessary for that purpose, each Investor hereby assigns and transfers to the Collateral Agent all security or the proceeds thereof, and all rights to any payments, dividends or other distributions, and each Investor hereby irrevocably constitutes and appoints the Collateral Agent its true and lawful attorney to act in its name and stead: (A) to file the appropriate claim or claims on behalf of such Investor in respect of the Notes if such Investor does not do so prior to five (5) days before the expiration of the time to file claims in such proceeding and if the Collateral Agent elects at its sole discretion to file such claim or claims and (B) to accept or reject any plan of reorganization or arrangement on behalf of each Investor, and to otherwise vote each Investor’s claim in respect of the Issuer under or with respect to the Transaction Documents in any manner the Collateral Agent deems appropriate for the benefit and protection of the Investors to the extent and with the priority, and subject to the qualifications and limitations, set forth above if such Investor does not do so within five (5) days prior to the expiration of the time to accept or reject such plan or cast such vote and if the Collateral Agent elects at its sole discretion to take such action.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Note and Warrant Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

TECHNISCAN, INC.
By:	/s/ David C. Robinson

Name: Title:	David C. Robinson Chief Executive Officer

INVESTORS:
By:	Biotex Pharma Investments LLC
Name:	/s/ Robert Kessler
Title:	Member
By:	Danal International Trading Corp.
Name:	/s/ Viktor Kordash
Title:	President
By:	/s/ Kenneth G. Hungerford II
Name:	Kenneth G. Hungerford II
By:	/s/ Richard J. Stanley
Name:
Richard J. Stanley
By:	/s/ Michael J. Jandernoa
Name:
Michael J. Jandernoa
EXHIBIT A

LIST OF INVESTORS

First Lien Investors

Names and Addresses	Investment Principal Amount and Number of Warrants

Biotex Pharma Investments LLC	$1,000,000	1,492,537
36 Village Road Manhasset, NY 10030 Attn: Robert Kessler
Danal International Trading Corp.	$100,000	149,253
17 West 45th Street Suite 805 New York, NY 10036
Second Lien Investors

Names and Addresses	Investment Principal Amount and Number of Warrants

Kenneth G. Hungerford II	$250,000	373,134
2741 Riveredge SE Grand Rapids, MI 49546
Richard J. Stanley	$250,000	373,134
366 Ardsley Street Staten Island, NY 10306
Michael J. Jandernoa	$250,000	373,134

333 Bridge Street NW
Suite 800
Grand Rapids, MI 49504